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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 14, 1997
                                                         ----------------


                             WORTHINGTON FOODS, INC.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)

     Ohio                      0-19887                     31-0733120
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(State of                 (Commission File               (IRS Employer
Incorporation)                 Number)                  Identification No.)

                  900 Proprietors Road, Worthington, Ohio 43085
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               (Address of principal executive offices) (Zip Code)

                                 (614) 885-9511
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                      ------------------------------------
                         (Former name or former address,
                         if changed since last report.)











                                Page 1 of 5 Pages
                           Index to Exhibits at Page 4


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Item 5.  Other Events.
----------------------

         On October 14, 1997, the Board of Directors of Worthington Foods, Inc. (the "Company") declared a distribution in the form of a share split (the "Share Split") whereby one additional common share will be distributed for every three common shares outstanding as of the close of business on November 14, 1997 (i.e., a four-for-three share split). The Share Split will be distributed on or about December 5, 1997, to holders of record of the Company's common shares on November 14, 1997. No fractional shares will be distributed to shareholders in connection with the Share Split. If a shareholder would otherwise be entitled to receive a fractional share as a result of the Share Split, such shareholder will receive a check as payment in lieu of the fractional share based on the closing price of the Company's common shares on the record date for the Share Split as reported on The NASDAQ National Market System, as adjusted for the Share Split.

         In accordance with the Rights Agreement, dated as of June 13, 1995, between the Company and National City Bank, as Rights Agent, as amended (the "Rights Agreement"), each outstanding common share of the Company is currently accompanied by one right to purchase from the Company, under certain circumstances, three-fifths (3/5) of one one-hundredth of a Series A Junior Participating Preferred Share, without par value (the "Preferred Shares"), at a price of $92.00, subject to adjustment (a "Right"). In accordance with the terms of the Rights Agreement, the Board of Directors of the Company has authorized an adjustment of the number of one one-hundredth of a Preferred Share purchasable after the Share Split upon exercise of a Right. Effective on the date of distribution of the Share Split, the Right associated with each issued and outstanding common share of the Company shall be automatically adjusted so that each Right will represent the right to purchase nine-twentieths (9/20) of one one-hundredth of a Preferred Share. The exercise price of the Rights will continue to be $92.00 for each one one-hundredth of a Preferred Share. Each common share outstanding after the distribution of the Share Split will continue to be accompanied by one Right.

Item 7.  Financial Statements and Exhibits.

         (a) - (b)  Not applicable.

         (c)      Exhibits:
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                  Exhibit 99(a) - Certificate of Adjustment of Preferred Share
                  Purchase Rights, dated November 4, 1997.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 1997             WORTHINGTON FOODS, INC.


                                    By: /s/ Dale E. Twomley
                                       ------------------------------------
                                       Dale E. Twomley
                                       President and Chief Executive
                                       Officer


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                                INDEX TO EXHIBITS


                           Current Report on Form 8-K
                             Dated November 4, 1997

                             Worthington Foods, Inc.


Exhibit No.                  Description                                 Page
-----------                  -----------                                 ----

    99(a)                    Certificate of Adjustment of Preferred        5
                             Share Purchase Rights, dated November 4,
                             1997


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